As filed with the Securities and Exchange Commission on October 8, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RumbleOn, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

46-3951329

(I.R.S. Employer Identification Number)

901 W. Walnut Hill Lane

Irving, Texas 75038

(214) 771-9952

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael Francis, Esq.

General Counsel

RumbleOn, Inc.

901 W. Walnut Hill Lane

Irving, Texas 75038

(214) 771-9952

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Christina C. Russo, Esq.

Akerman LLP

201 East Las Olas Boulevard, Suite 1800

Fort Lauderdale, Florida 33301

(954) 463-2700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by the selling stockholders.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Class B Common Stock, par value $0.001 per share	5,833,333 shares	$37.00	$215,833,321	$20,008

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall also cover an indeterminate number of additional shares of Class B Common Stock that may become issuable as a result of any stock splits, stock dividends, reclassifications, recapitalizations, combinations or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED OCTOBER 8, 2021

PRELIMINARY PROSPECTUS

5,833,333 Shares of Class B Common Stock

RumbleOn, Inc. (the "Company") is not selling any securities under this prospectus and will not receive any proceeds from the sale of the shares of the Company's Class B common stock ("Class B Common Stock") pursuant to this prospectus. The selling stockholders listed herein may offer and sell from time to time up to an aggregate of 5,833,333 shares (the "Shares") of Class B Common Stock, which includes 5,182,056 shares of Class B Common Stock that are subject to a lock-up through February 26, 2022. The Shares were issued to RideNow shareholders in connection with the Company's business combination with RideNow that closed on August 31, 2021. For information concerning the selling stockholders and the manner in which they may offer and sell shares of our Class B Common Stock, see “Selling Stockholders” and “Plan of Distribution” in this prospectus.

Our Class B Common Stock trades on the NASDAQ Capital Market (“NASDAQ”) under the trading symbol “RMBL”. On October 7, 2021, the last reported sales price of our Class B Common Stock on the NASDAQ was $37.80 per share.

Investing in the shares of Class B Common Stock involves risks. See “Risk Factors,” beginning on page 4 and in any documents we file with the Securities and Exchange Commission that are incorporated by reference into this prospectus.

You should rely only on the information contained in this prospectus. We have not authorized any dealer, salesperson or other person to provide you with information concerning us, except for the information contained in this prospectus. The information contained in this prospectus is complete and accurate only as of the date on the front cover page of this prospectus, regardless of the time of delivery of this prospectus or the sale of any Class B Common Stock. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                  , 2021

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). Under the shelf process, the selling stockholders may, from time to time, sell the offered securities described in this prospectus in one or more offerings. Additionally, under the shelf process, in certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by the selling stockholders. We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus.

This prospectus does not contain all of the information set forth in the registration statement, portions of which we have omitted as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or document filed as an exhibit to the registration statement for a complete description.

You should rely only on the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplements. Such documents contain important information you should consider when making your investment decision. We have not authorized anyone to provide you with different or additional information. The selling stockholders are offering to sell and seeking offers to buy shares of our Class B Common Stock only in jurisdictions in which offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of Class B Common Stock.

Unless the context otherwise requires, all references to “RumbleOn,” “RMBL,” the “Company,” “registrant,” “we,” “us,” “our” and similar names refer to RumbleOn, Inc., a Nevada corporation, and its consolidated subsidiaries, unless otherwise specified. Unless otherwise stated or indicated by context, the phrase "this prospectus" refers to the prospectus and any applicable prospectus supplement.

ii

PROSPECTUS SUMMARY

This summary does not contain all of the information that is important to you. You should read the entire prospectus carefully, including the “Risk Factors” section and the consolidated financial statements and related notes included in this prospectus or incorporated by reference into this prospectus, before making an investment decision.

Overview

RumbleOn is a technology driven, motor vehicle dealer and e-commerce platform provider disrupting the vehicle supply chain using innovative technology that aggregates, processes and distributes inventory in a faster and more cost-efficient manner.

We operate an infrastructure-light platform that facilitates the ability of all participants in the supply chain, including RumbleOn, other dealers and consumers to Buy-Sell-Trade-Finance-Transport preowned vehicles. Our goal is to transform the way VIN-specific pre-owned vehicles are bought and sold by providing users with the most comprehensive, efficient, timely and transparent transaction experiences. While our initial customer facing emphasis through most of 2018 was on motorcycles and other powersports, we continue to enhance our platform to accommodate nearly any VIN-specific vehicle including motorcycles, ATVs, boats, RVs, cars and trucks, and via our acquisitions of Wholesale, Inc. in October 2018 and Autosport USA, Inc. in February 2019 we are making a concerted effort to grow our cars and light truck categories. In August 2020, we launched RumbleOn 3.0, bringing traditional brick and mortar powersports dealers across the country online. Then, in March 2021, we announced a definitive agreement to combine our e-commerce platform with the RideNow powersports group, the nation’s largest powersports retailer. As described below, the business combination with RideNow was completed on August 31, 2021.

Recent Developments

RideNow Transaction

On August 31, 2021 (the “Closing Date”), the Company completed its business combination with RideNow, the nation’s largest powersports retailer group, creating the first omnichannel customer experience in powersports (the “RideNow Transaction”). As previously disclosed, on March 12, 2021, the Company entered into the Plan of Merger and Equity Purchase Agreement, as amended to date (the “RideNow Agreement”). Pursuant to the RideNow Agreement, RideNow equity holders received cash in the aggregate amount of $400.4 million less any adjustments for net working capital and closing indebtedness, and 5,833,333 shares of RumbleOn’s Class B Common Stock. The cash consideration for the RideNow Transaction was funded with (i) approximately $130 million of proceeds received from the Company’s underwritten public offering of 5,053,029 shares of Class B Common Stock resulting in gross proceeds of approximately $167 million, which offering closed on August 31, 2021, and (ii) approximately $280 million pursuant to a new credit agreement among the Company, as borrower, the lenders party thereto, and Oaktree Fund Administration, LLC, as administrative agent and collateral agent.

Registration Rights and Lock-Up Agreement

In connection with the RideNow Transaction, on March 12, 2021, the Company entered into a registration rights and lock-up agreement, by and among the Company and certain equity holders of the Acquired Companies (as defined in the RideNow Agreement) (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement (i) the Company agreed to file a resale registration statement for the Registrable Securities (as defined in the Registration Rights Agreement) and to use commercially reasonable efforts to cause it to become effective as promptly as practicable following such filing, (ii) the equity holders were granted certain piggyback registration rights with respect to registration statements filed subsequent to the Closing Date, and (iii) the Lock-Up Holders (as defined in the Registration Rights Agreement), holding an aggregate of 5,182,056 shares of Class B Common Stock, agreed, subject to certain customary exceptions, not to sell, transfer or dispose of any Company common stock for a period of one hundred and eighty (180) days from the Closing Date.

Corporate Information

We were incorporated as a development stage company in the State of Nevada as Smart Server, Inc. in October 2013. In February 2017, we changed our name to RumbleOn, Inc. Our principal executive offices are located at 901 W. Walnut Hill Lane, Irving, Texas 75038 and our telephone number is (214) 771-9952. Our Internet website is www.rumbleon.com. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to reports filed or furnished pursuant to Sections 13(a) and 15(d) of the Exchange Act are available, free of charge, under the Investors tab of our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information on our website, however, is not, and should not be, considered part of this prospectus, is not incorporated by reference into this prospectus, and should not be relied upon in connection with making any investment decision with respect to our securities. The SEC also maintains an Internet website located at www.sec.gov that contains the information we file or furnish electronically with the SEC.

THE OFFERING

Class B Common Stock outstanding prior to the offering:	14,881,522 shares

Class B Common Stock to be issued	5,833,333 shares

Class B Common Stock outstanding immediately following the offering:	14,881,522 shares(1)

Use of proceeds:	We will not receive any proceeds from the sale of the shares of Class B Common Stock by the selling stockholders. See “Use of Proceeds.”

Risk Factors:	See “Risk Factors” beginning on page 4 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our Class B Common Stock.

Stock Symbol:	NASDAQ: RMBL

(1)	The number of shares of our Class B Common Stock outstanding excludes:

●	982,107 shares of Class B Common Stock underlying the Company's Senior Notes due 2025;

●

84,578 shares of Class B Common Stock underlying outstanding restricted stock units and options to purchase 2,551 shares of Class B Common Stock granted under the RumbleOn, Inc. 2017 Stock Incentive Plan, as amended (the “2017 Stock Incentive Plan”);

●	1,677,451 shares of Class B Common Stock reserved for issuance under the 2017 Stock Incentive Plan; and

●	1,228,173 shares of Class B Common Stock underlying outstanding warrants.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described under "Risk Factors" in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q, current reports on Form 8-K that we have filed or will file with the SEC, the definitive proxy statement in connection with the RideNow Transaction filed with the SEC on July 1, 2021, and in other documents which are incorporated by reference into this prospectus.

If any of these risks were to occur, our business, affairs, prospects, assets, financial condition, results of operations and cash flow could be materially and adversely affected. If this occurs, the market or trading price of our securities could decline, and you could lose all or part of your investment. In addition, please read “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference into this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements, which in some cases, you can identify by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements, relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These statements include statements regarding our operations, cash flows, financial position and economic performance including, in particular, future sales, competition and the effect of economic conditions. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties.

Although we believe that these statements are based upon reasonable assumptions, these statements expressing opinions about future outcomes and non-historical information, are subject to a number of risks and uncertainties, many of which are beyond our control, and reflect future business decisions that are subject to change and, therefore, there is no assurance that the outcomes expressed in these statements will be achieved. Some of the assumptions, future results and levels of performance expressed or implied in the forward-looking statements we have made or may make in the future inevitably will not materialize, and unanticipated events may occur which will affect our results. Investors are cautioned that forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the expectations expressed in forward-looking statements contained herein. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks and uncertainties in greater detail under “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus. You should read this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required under the securities laws of the United States. You are advised, however, to consult any additional disclosures we make in our reports filed with the SEC.

USE OF PROCEEDS

The Company will not receive any proceeds from the sale of the shares of Class B Common Stock by the selling stockholders under this prospectus. Any proceeds from the sale of shares of Class B Common Stock under this prospectus will be received by the selling stockholders.

SELLING STOCKHOLDERS

The following table provides information about the selling stockholders, listing how many shares of our Class B Common Stock the selling stockholders own on the date of this prospectus, how many shares may be offered by this prospectus, and the number and percentage of outstanding shares the selling stockholders will own after the offering, assuming all shares covered by this prospectus are sold. The information concerning beneficial ownership has been provided by the selling stockholders. Information concerning the selling stockholders may change from time to time, and any changed information will be set forth if and when required in prospectus supplements or other appropriate forms permitted to be used by the SEC.

We do not know when or in what amounts the selling stockholders may offer shares for sale. The selling stockholders may choose not to sell any or all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot accurately report the number of the shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, all of the shares covered by this prospectus will be sold by the selling stockholders.

The number of shares outstanding, and the percentage of beneficial ownership, post-offering are based on 14,881,522 shares of Class B Common Stock issued and outstanding as of October 7, 2021. For the purposes of the following table, the number of shares of Class B Common Stock beneficially owned has been determined in accordance with Rule 13d-3 under the Exchange Act, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, beneficial ownership includes any shares as to which the selling stockholders have sole or shared voting power or investment power and also any shares which the selling shareholders, respectively, have the right to acquire within 60 days of the date of this prospectus through the exercise of any stock option, warrant or other rights.

Name of Selling stockholders	Shares of Class B Common Stock Owned Before the Offering(1)	Shares of Class B Common Stock to be Offered for the Selling Stockholders Account(1)	Shares of Class B Common Stock Owned by the Selling stockholders after the Offering	Percent of Class B Common Stock to be Owned by the Selling stockholders after the Offering
William Coulter(2)	2,701,813	2,701,813	-	-
Mark Tkach(2)	2,480,243	2,480,243	-	-
Robert Dodson	146,917	146,917	-	-
Richard Sidabras	64,237	64,237	-	-
BDJ II Holdings LLC	84,507	84,507	-	-
Eric Bushamie	36,844	36,844	-	-
Dominic Vannucci	10,303	10,303	-	-
Chris Chesnut	11,940	11,940	-	-
Brett Dickinson	9,227	9,227	-	-
Lyle Kramper.	135,191	135,191	-	-
Craig Keating	10,677	10,677	-	-
Paul Langford	61,861	61,861	-	-
Paul Griffith	47,690	47,690	-	-
Ikon Motorsports Management & Consulting, LLC	17,138	17,138	-	-
Iron Sled Powersports Consulting & Ventures, LLC	14,745	14,745	-	-

(1)	Represents shares of Class B Common Stock issued in connection with the RideNow Transaction, described under Prospectus Summary – Recent Developments.

(2)	These individuals agreed, subject to certain customary exceptions, not to sell, transfer or dispose of any Company common stock until February 26, 2022, pursuant to the Registration Rights Agreement, as described above under Prospectus Summary – Recent Developments.

None of the selling stockholders have, or within the past three years has had, any position, office or material relationship with us or any of our predecessors or affiliates, except as follows:

William Coulter serves as Executive Vice Chairman and as a Director of the Company.

Mark Tkach serves as Chief Operating Officer and as a Director of the Company.

Messrs. Coulter and Tkach received 2,701,813 shares of Class B Common Stock and 2,480,243 shares of Class B Common Stock, respectively, in connection with the RideNow Transaction, described under Prospectus Summary – Recent Developments.

PLAN OF DISTRIBUTION

Selling Stockholders

We are registering the shares of Class B Common Stock to permit the resale of these shares of Class B Common Stock by the holder of the Class B Common Stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of Class B Common Stock. We will bear all fees and expenses incident to our obligation to register the shares of Class B Common Stock.

The selling stockholders, or their pledgees, donees, transferees, or any of their successors in interest selling shares received from a named selling stockholders as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling stockholders), may sell the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling stockholders may sell the securities by one or more of the following methods, without limitation:

(a)	block trades in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b)	underwritten transactions;

(c)	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

(d)	an exchange distribution in accordance with the rules of any stock exchange on which the securities are listed;

(e)	ordinary brokerage transactions and transactions in which the broker solicits purchases;

(f)	privately negotiated transactions;

(g)	short sales;

(h)	through the writing of options on the securities, whether or not the options are listed on an option exchange;

(i)	through the distribution of the securities by the selling stockholders to its partners;

(j)	one or more underwritten offerings on a firm commitment or best efforts basis; or

(k)	any combination of any of these methods of sale.

The selling stockholders may also transfer the securities by gift. We do not know of any arrangements by the selling stockholders for the sale of any of the securities. The selling stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling stockholder. Broker-dealers may agree with a selling stockholder to sell a specified number of the securities at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent for a selling stockholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling stockholders may also sell the securities in accordance with Rule 144 under the Securities Act rather than pursuant to this prospectus, regardless of whether the securities are covered by this prospectus.

From time to time, the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be a selling stockholder. The number of a selling stockholders' securities offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for the selling stockholders' securities will otherwise remain unchanged. In addition, selling stockholders may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

To the extent required under the Securities Act, the aggregate amount of selling stockholders' securities being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the securities may receive compensation in the form of underwriting discounts, concessions, commissions or fees from selling stockholders and/or purchasers of selling stockholders' securities of securities, for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling stockholders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

As set forth in the Registration Rights Agreement, we have agreed to register for resale the shares of Class B Common Stock issued in the RideNow Transaction. The Registration Rights Agreement provides for indemnification of the selling stockholders against specific liabilities in connection with the offer and sale of the shares of Class B Common Stock, including liabilities under the Securities Act.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8–K:

●	The Annual Report on Form 10–K for the fiscal year ended December 31, 2020, filed on March 31, 2021;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 17, 2021;

●	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the SEC on August 4, 2021;

●	The Current Reports on Form 8–K filed on March 15, 2021 (dated March 12, 2021), April 8, 2021, April 13, 2021, June 11, 2021, June 21, 2021 (two Current Reports), July 1, 2021 (two Current Reports), July 16, 2021, July 27, 2021, July 30, 2021, August 4, 2021, August 20, 2021, August 31, 2021, September 7, 2021, and September 24, 2021; and

●	The description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A, filed with the SEC on October 18, 2017, as updated by the description of the registrant's securities contained in Exhibit 4.11 to the Annual Report on Form 10-K for the year ended December 31, 2019, filed on May 29, 2020, and the Certificate of Amendment filed as Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed on August 4, 2021.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents. In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, as the case may be, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide, without charge, to any person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus but not delivered with the prospectus, including any exhibits to such documents that are specifically incorporated by reference in those documents.

Please make your request by writing or telephoning us at the following address or telephone number:

RumbleOn, Inc.

901 W. Walnut Hill Lane

Irving, Texas 75038

Attention: Investor Relations

Tel: (214) 771-9952

WHERE YOU CAN FIND MORE INFORMATION

We are currently subject to the information requirements of the Exchange Act and in accordance therewith file periodic reports, proxy statements and other information with the SEC. Our SEC filings will also be available to you on the SEC’s website at http://www.sec.gov. We have filed with the SEC a registration statement on Form S–3 under the Securities Act for the shares of Class B Common Stock being offered by the selling stockholders. This prospectus does not contain all of the information in the registration statement and the exhibits and schedules that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits that were filed with the registration statement. Anyone may obtain the registration statement and its exhibits and schedules from the SEC as described above.

LEGAL MATTERS

The validity of the shares of Class B Common Stock offered through this prospectus has been passed on by Snell & Wilmer L.L.P., Las Vegas, Nevada.

EXPERTS

The audited financial statements of RumbleOn, Inc. and subsidiaries incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The combined financial statements of RideNow Group and affiliates as of December 31, 2020 and December 2019 and for the years then ended, and as of December 31, 2019 and December 2018 and for the years then ended, incorporated by reference in this prospectus have been so incorporated in reliance on the reports of Dixon Hughes Goodman LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

SEC registration fee	$20,008
Legal fees and expenses	$50,000	*
Accounting fees and expenses	$30,000	*
Miscellaneous expenses	$2,500	*
Total	$102,508	*

*	All amounts are estimates, other than the SEC’s registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling stockholders. The selling stockholders, however, will pay all underwriting discounts and selling commissions, if any.

Item 15. Indemnification of Directors and Officers.

No director of RumbleOn will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in our Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director for:

●	any breach of the director’s duty of loyalty to us or our stockholders;

●	acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law;

●	the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes; or

●	for any transaction from which the director derived an improper personal benefit.

We are a corporation organized under the laws of the State of Nevada. Section 78.138 of the Nevada Revised Statutes (“NRS”) provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law.

Section 78.7502 of the NRS permits a company to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, if the officer or director (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful. Section 78.7502 of the NRS requires a corporation to indemnify a director or officer that has been successful on the merits or otherwise in defense of any action or suit. Section 78.7502 of the NRS precludes indemnification by the corporation if the officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses and requires a corporation to indemnify its officers and directors if they have been successful on the merits or otherwise in defense of any claim, issue, or matter resulting from their service as a director or officer.

Section 78.751 of the NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit, or proceeding as they are incurred and in advance of final disposition thereof, upon determination by the stockholders, the disinterested board members, or by independent legal counsel. If so provided in the corporation’s articles of incorporation, bylaws, or other agreement, Section 78.751 of the NRS requires a corporation to advance expenses as incurred upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of the NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation, bylaws, or other agreement.

Section 78.752 of the NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the company, or is or was serving at the request of the company as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Article VI of our amended Bylaws provide for indemnification of our directors, officers, and employees in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for our best interests. Our Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

Our officers and directors are accountable to us as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting RumbleOn. In the event a stockholder believes the officers or directors have violated their fiduciary duties, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder’s rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders who have suffered losses in connection with the purchase or sale of their interest in RumbleOn in connection with such sale or purchase, including the misapplication by any such officer or director of proceeds from a sale of securities may be able to recover such losses from us.

At present, there is no pending litigation or proceeding involving any of our directors or officers in which indemnification or advancement is sought. We are not aware of any threatened litigation that may result in claims for advancement or indemnification.

We have been advised that in the opinion of the SEC, insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and other persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than payment of expenses incurred or paid by a director or officer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or other person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16. Exhibits.

		Incorporation by Reference
Exhibit Number	Description	Form	File Number	Exhibit Number	Filing Date	Filed Herewith
2.1	Plan of Merger and Equity Purchase Agreement, dated March 12, 2021	8-K	001-38248	2.1	3/15/2021
2.2	Joinder and First Amendment to Plan of Merger and Equity Purchase Agreement, dated June 17, 2021	8-K	001-38248	2.2	6/21/2021
2.3	Second Amendment to Plan of Merger and Equity Purchase Agreement, dated July 20, 2021	8-K	001-38248	2.1	7/27/2021
3.1	Articles of Incorporation filed on October 24, 2013	S-1/A	333-193523	3(i)(a)	3/20/2014
3.2	By-Laws, as Amended	10-K	001-38248	3.2	2/14/2017
3.3	Certificate of Amendment to Articles of Incorporation, filed on February 13, 2017	10-K	001-38248	3.3	2/14/2017
3.4	Certificate of Amendment to Articles of Incorporation, filed on June 25, 2018	8-K	001-38248	3.1	6/28/2018
3.5	Certificate of Designation for the Series B Preferred Stock	8-K	001-38248	3.1	10/31/2018
3.6	Certificate of Change	8-K	001-38248	3.1	5/19/2020
3.7	Certificate of Amendment, filed August 4, 2021	10-Q	001-38248	3.1	8/4/2021
4.1	Specimen Stock Certificate	S-1	333-220308	4.4	9/27/2017
10.1	Registration Rights and Lock-Up Agreement, dated March 12, 2021	8-K	001-38248	10.3	3/15/2021
5.1	Opinion of Snell & Wilmer L.L.P					X
23.1	Consent of Snell & Wilmer L.L.P (contained in Exhibit 5.1)					X
23.2	Consent of Grant Thornton LLP					X
23.3	Consent of Dixon Hughes Goodman LLP					X
24.1	Power of Attorney (included with signature page on this Form S-3)					X

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a)(1)	To file, during any period in which offers or sales are being made, a post–effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

Provided, however, that:

paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post–effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post–effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post–effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas, on this 8th day of October, 2021.

RUMBLEON, INC.

By:	/s/ Marshall Chesrown
Marshall Chesrown
Chief Executive Officer and Chairman

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marshall Chesrown and Peter Levy each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Marshall Chesrown	Chief Executive Officer and Chairman	October 8, 2021
Marshall Chesrown	(Principal Executive Officer)

/s/ Beverley Rath	Interim Chief Financial Officer	October 8, 2021
Beverley Rath	(Principal Financial Officer and Principal Accounting Officer)

/s/ Adam Alexander	Director	October 8, 2021
Adam Alexander

/s/ William Coulter	Executive Vice Chairman	October 8, 2021
William Coulter

/s/ Denmar Dixon	Director	October 8, 2021
Denmar Dixon

/s/ Richard A. Gray, Jr.	Director	October 8, 2021
Richard A. Gray, Jr.

/s/ Peter Levy	Director	October 8, 2021
Peter Levy

/s/ Michael Marchlik	Director	October 8, 2021
Michael Marchlik

/s/ Mark Tkach	Director	October 8, 2021
Mark Tkach

/s/ Kevin Westfall	Director	October 8, 2021
Kevin Westfall